Exhibit 10(a)3
RETENTION AND RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RETENTION AND RESTRICTED STOCK UNIT AWARD AGREEMENT (Agreement) made and entered into by and between SOUTHERN NUCLEAR OPERATING COMPANY, INC. (Company) and STEPHEN E. KUCZYNSKI (Employee), shall be effective as of July 11, 2011 (Effective Date).
W I T N E S S E T H:

WHEREAS, the Company wishes to encourage Employee to continue employment with the Company for a four -year term and to provide Employee with a retention award for service he will provide to the Company; and

WHEREAS, this Agreement will be treated as an Award under the Southern Company Omnibus Incentive Compensation Plan as it may be amended from time to time (Omnibus Plan).

NOW, THEREFORE, in consideration of the premises, and the agreement of the parties set forth in this Agreement, the parties hereby agree as follows:

1.    Award Amounts.     Employee shall become vested in the following, provided Employee is actively employed with the Company or an affiliate of the Company on the applicable Vesting Dates set forth below:

Amount	Vesting Date

5,979 Restricted Stock Units	July 11, 2012
5,979 Restricted Stock Units	July 11, 2013
7,972 Restricted Stock Units	July 11, 2015

The amounts under this Paragraph 1 are awards of Restricted Stock Units under the terms of the Omnibus Plan. The deemed dividends associated with the Restricted Stock Units shall be credited and treated as reinvested in additional Restricted Stock Units until each Award is paid in accordance with Paragraph 2.

2.    Timing and Form of Payment of Award Amounts.
(a)    Generally. Unless modified by the provisions set forth in Paragraphs 2(b) or 2(c), the vested amount shall be paid in shares of Common Stock to Employee in a lump sum within 30 days following the applicable Vesting Date (Scheduled Payment Date).

(b)    Death. If Employee dies while in active service prior to the final Vesting Date, notwithstanding anything to the contrary in the Agreement, Employee shall be treated as fully vested in any unvested Awards set forth in Paragraph 1. The amount(s) vested under this Paragraph 2(b) shall be paid on the earlier of (i) the Scheduled Payment Date or (ii) within thirty

(30) days following the Employee's date of death. Employee shall designate his beneficiary(ies) in the beneficiary designation form set forth in Exhibit 1 to the Agreement.

(c)    Disability. If Employee separates from service on account of becoming totally disabled as defined under the Company's long term disability plan prior to the final Vesting Date, notwithstanding anything to the contrary in the Agreement, Employee shall be treated as fully vested in the unvested Awards set forth in Paragraph 1. The amount(s) vested under this Paragraph 2(c) shall be paid on the earlier of (i) the Scheduled Payment Date or (ii) within 30 days following the date Employee separates from service on account of disability. However if Employee is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code (the “Code”) as of the date of his separation from service under this Section 2(c), then payment of any amounts vested under this Section shall be deferred for six (6) months after the date of his separation from service to the extent required by the Code.

(d)     Transfer of Employment to a Southern Company Subsidiary or Affiliate. In the event that Employee's employment by the Company is terminated and Employee shall become immediately re-employed by a subsidiary or an affiliate of Southern Company, the Company may assign this Agreement to such subsidiary or affiliate if agreed to by such entity, and such assignee shall become the "Company" for all purposes hereunder. If such subsidiary or affiliate does not agree to accept such assignment, Employee shall be treated as if he remained employed by Southern Nuclear Operating Company, Inc. for any period of time he was employed by an affiliate of the Company.

3.    Amendment and/or Termination of this Agreement. The Agreement terminates when all amounts have been paid or forfeited. Notwithstanding the preceding sentence, the Employee, pursuant to Paragraph 2, and the Company may mutually agree to amend or terminate the Agreement prior to the end of the four-year term only by written agreement signed by each party.

4.    Confidentiality. Employee represents and agrees that he will keep all terms and provisions of this Agreement confidential, except for possible disclosures to his legal and financial advisors and his spouse or to the extent required by law, and Employee further agrees that he will not disclose the terms, provisions or information contained in or concerning the Agreement to anyone other than those persons named above, including, but not limited to, any past, present or prospective employee or applicant for employment with the Company or any affiliate of the Company. The Agreement is not intended in any way to proscribe Employee's right and ability to provide information to any federal, state or local government in the lawful exercise of such governments' governmental functions.

5.    Assignability. Neither Employee, his estate, his beneficiaries nor his legal representatives shall have any rights to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payments under the Agreement shall be void and have no effect.

6.    Unsecured General Creditor. The Company shall neither reserve nor specifically set aside funds for the payment of its obligations under the Agreement, and such obligations shall be paid solely from the general assets of the Company. Notwithstanding that Employee may be entitled to receive payments under the terms and conditions of the Agreement, the assets from which such amounts may be paid shall at all times be subject to the claims of the Company's creditors.

7.    No Effect on Other Arrangements. It is expressly understood and agreed that any payments made in accordance with the Agreement are in addition to any other benefits or compensation to which Employee may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment with the Company.

8.     Tax Withholding and Implications. To the extent permitted under Section 409A of the Code, there shall be deducted from the vested award amounts the number of shares of Common Stock necessary to cover the amount of any tax required by any governmental authority to be withheld from the Employee and paid over by the Company to such governmental authority for the account of the Employee. The Company makes no representations or guarantees regarding the tax implications of the Agreement and advises Employee to consult with his attorney and/or tax advisor regarding the tax implications of the Agreement. In addition, Employee agrees to hold harmless the Company with respect to any tax liability for any and all federal, state or local taxes or assessments, interest or penalties of any kind arising from the Agreement.

9.    Compensation. Any compensation paid to Employee pursuant to the Agreement shall not be considered "compensation" as the term is defined in The Southern Company Employee Savings Plan, or "earnings" that is defined in The Southern Company Pension Plan. Payments to Employee shall not be considered wages, salary or compensation under any other Company-sponsored employee benefit or compensation plan or program, unless the explicit terms of such plan or program provide otherwise.

10.    No Guarantee of Employment. No provision of the Agreement shall be construed to affect in any manner the existing rights of the Company to suspend, terminate, alter or modify, whether or not for cause, the Employee's employment relationship with the Company.

11.    Governing Law. The Agreement, and all rights under it, shall be governed by and construed in accordance with the laws of the State of Alabama, without giving effect to principles of conflicts of laws.

12.        Section 409A. Any Payment provided under this Agreement is intended to be a short-term deferral as provided by Section 409A of the Internal Revenue Code and the regulations promulgated thereunder, and the parties agree that the terms and provisions of the Agreement will be construed and interpreted to the maximum extent permitted in order to have this effect.

SIGNATURES ARE ON FOLLOWING PAGE

IN WITNESS WHEREOF, this Agreement has been executed by the parties first listed above, this 30th day of July, 2011.

“COMPANY” SOUTHERN NUCLEAR OPERATING COMPANY, INC. By: /s/Stacy R. Kilcoyne Its: Vice President

“EMPLOYEE” STEPHEN E. KUCZYNSKI /s/Stephen E. Kuczynski

RETENTION AND RESTRICTED STOCK UNIT AWARD AGREEMENT
EXHIBIT 1
BENEFICIARY DESIGNATION

Beneficiary

Name	Relationship	Percentage

Name	Relationship	Percentage

In the event that all or some beneficiaries designated above are not living at the time payment should be made, I designate the following contingent beneficiaries to be paid such amounts:

Contingent Beneficiary

Name	Relationship	Percentage

Name	Relationship	Percentage

Any amounts not paid to the contingent beneficiary(ies) shall be paid to the Employee's estate.